Exhibit 107
Calculation of Filing Fee Tables
(1)
Form
424B2
(Form Type)
Embraer Netherlands Finance B.V.
Embraer S.A.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Debt	5.980% Senior Notes due 2035 (2)	457(r)	$650,000,000	99.688%	$647,972,000	0.00015310	$99,204.51

Fees to Be Paid	Debt	Guarantees of Debt Securities (3)	457(n)	—	—	—	—	—

Total				$650,000,000		$647,972,000		$99,204.51

(1)	The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering.
(2)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. The maximum aggregate offering price is based on an initial price to the public of 99.688% of the $650,000,000 aggregate principal amount of 5.980% Senior Notes due 2035.

(3)	Pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate registration fee is payable with respect to any guarantees.